Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-123283) and related prospectus of SBC Communications Inc. (SBC) and to the incorporation by reference therein of our reports dated February 25, 2005, with respect to the consolidated financial statements of SBC, SBC management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of SBC, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference therein of our report dated March 11, 2005 with respect to the financial statement schedules of SBC for the years ended December 31, 2004, 2003, and 2002 included in the Annual Report (Form 10-K) for 2004, filed with the Securities and Exchange Commission.

By:   /s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

San Antonio, Texas
May 17, 2005